Exhibit 99.1

Faraday Future Receives Anticipated Letter from Nasdaq Regarding Form 10-Q

LOS ANGELES, California (May 28, 2024) -- Faraday Future Intelligent Electric Inc. (“Faraday Future” or the “Company”) (NASDAQ: FFIE), a California-based global shared intelligent electric mobility ecosystem company, today announced that on May 21, 2024, it received written notice from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s failure to timely file the Quarterly Report on Form 10-Q for the period ended March 31, 2024 (the “Form 10-Q”) could serve as an additional basis for the delisting of the Company’s securities from Nasdaq under Nasdaq Listing Rule 5250(c)(1).

As previously disclosed, the Company requested a hearing before the Nasdaq Hearings Panel (the “Panel”), at which the Company will present its plan to file the Form 10-Q as well as its plan to remedy the stock price deficiency. Although the Company’s request for a further stay remains outstanding with Nasdaq, the Company expects its securities to continue to trade on Nasdaq in the normal course during the pendency of the hearing process.

ABOUT FARADAY FUTURE

Faraday Future is the pioneer of the Ultimate AI TechLuxury ultra spire market in the intelligent EV era, and the disruptor of the traditional ultra-luxury car civilization epitomized by Ferrari and Maybach. FF is not just an EV company, but also a software-driven intelligent internet company. Ultimately FF aims to become a User Company by offering a shared intelligent mobility ecosystem. FF remains dedicated to advancing electric vehicle technology to meet the evolving needs and preferences of users worldwide, driven by a pursuit of intelligent and AI-driven mobility.

FORWARD LOOKING STATEMENTS

This release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the expected timing and implementation of the reverse split and the commencement of trading of the Company’s post-split common stock, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to remediate its material weaknesses in internal control over financial reporting; risks related to the restatement of the Company’s previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; increased operating expenses; incorrect assumptions and analyses developed by management; the market performance of the Company’s common stock; the Company ability to regain compliance with Nasdaq listing requirements; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the success of other competing manufacturers; the performance and security of the Company’s vehicles; the Company’s ability to receive funds from, satisfy the conditions precedent of, and close on the various financings described elsewhere by the Company; the result of current and future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; insurance coverage; the outcome of the Securities and Exchange Commission (“SEC”) investigation relating to the matters that were the subject of the Special Committee investigation; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturers; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; general economic and market conditions impacting demand for the Company’s products; risks related to the Company’s operations in China; risks related to the Company’s stockholders who own a significant amount of the Company’s common stock; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; the ability of the Company to attract and retain directors and employees; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2022 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as well as the risk factors incorporated by reference in Item 8.01 of the Current Report on Form 8-K/A filed with the SEC on December 28, 2023, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com